Exhibit 4.7

APPLIED ENERGETICS, INC
STOCK OPTION GRANT AGREEMENT

This STOCK OPTION GRANT AGREEMENT (this "Grant") is made as of the ___________ day of ___________ (the "Grant Date") by and between Applied Energetics (the "Company"), a Delaware corporation, having a principal place of business in Tucson, AZ, and ___________________ (the "Holder and Consultant") residing atl _____________________.

1. Grant of Option. The Company, pursuant to a Consulting Agreement dated___________, 2017 between the Company and Consultant, hereby grants to the Holder the right and option (the "Option") to purchase all or any part to the extent vested of an aggregate of _________________ (______________) shares (the "Shares") of its common stock, $.001 par value per share (the "Common Stock"), on the terms and conditions and subject to all the limitations set forth herein.

2. Purchase Price. The purchase price of the Shares covered by the Option (the "Purchase Price") shall be $__________ per Share.

3. Vesting of Option. The Option granted hereby shall vest provided the Agreement is in effect to the extent of ______________ shares on the first anniversary of the Grant Date (the "Initial Vesting Date") and thereafter vest to the extent of ___________ shares per month during the 24 months immediately following the Initial Vesting Date. Vested options are exercisable upon vesting.

4. Term of Option. The Option shall terminate five (5) years from the Grant Date. Termination of the performance of Services by Consultant pursuant to the Agreement shall cause unexercised and unvested Options to expire on the termination date.

5. Exercise of Option and Issue of Shares.

(a) The Option may be exercised in whole or in part by the Holder or the Holder's heirs, successors or assigns (the term "Holder" being hereinafter defined to include any of the Holder's heirs, successors or assigns) by giving written notice to the Company, together with the tender of the Purchase Price of the Shares covered by the Option. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain any warranty required by Section 7 below and shall otherwise comply with the terms and conditions of this Grant. The Company shall pay all original issue taxes with respect to the issue of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. Except as specifically set f01th herein, any income or other taxes due from the Holder with respect to this Option or the Shares issuable pursuant to this Option shall be the responsibility of the Holder. The Holder shall have rights as a stockholder only with respect to any Shares covered by the Option after due exercise of the Option and tender of the full Purchase Price for the Shares being purchased pursuant to such exercise.

(b) The Holder may, at the Holder's option, exchange the options represented by this Option, in whole or in part (a "Option Exchange"), into the number of Shares determined in accordance with this Section 6(b) by smTendering this Option at the principal office of the Company or at the office of the transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Shares to be exchanged and the date on which the Holder requests that such Option Exchange occur (the "Notice of Exchange"). The Option Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Option Exchange and, if applicable, a new Option Certificate (a"Remainder Option Certificate") of like tenor evidencing the Option which were subject to the surrendered Option and not included in the Option Exchange, shall be issued as of the Exchange Date and delivered to the Holder. In connection with any Option Exchange, the Holder's Option shall represent the right to subscribe for and acquire (I) the number of Shares (rounded to the next highest integer) equal to (A) the number of Shares specified by the Holder in the Holder's Notice of Exchange (the "Total Share Number") less (B) the number of Shares equal to the quotient obtained by dividing (i) the product of the Total Share Number and the existing Purchase Price per Share by (ii) the current Market Price (as hereinafter defined) of a share of Common Stock, and (II) a Remainder Option Certificate representing an option to purchase a number of Shares equal to the number of Shares covered by this Option minus the Total Share Number, if applicable. "Market Price" at any date shall be deemed to be the closing sale price for the trading day immediately prior to such date (X) as officially reported by the reporting securities exchange on which the Common Stock is listed or admitted to trading or as reported b the Nasdaq Stock Market, or (Y) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market, the closing sale price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or (Z) if the Company determines that none of the foregoing apply, the fair market value of the Common Stock as determined in good faith by resolution of the independent directors of the Company, based on the best information available for the day immediately preceding the Exchange Date and the day of the Exchange Date; provided, however, that the Holder shall pay all expenses incurred by the independent directors of the Company in making their good faith determination of the fair market value of the Common Stock, including but not limited to the fees and expenses of any valuation firm engaged such independent directors.

6. Purcjiase for Investment. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a) The person(s) who exercise the Option shall be deemed to warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for each such person's own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend or a substantially similar legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

"The shares represented by this certificate have not been registered lmder the Securities Act of 1933, as amended (the "Act"). Such shares may not be sold, transferred or otherwise disposed of unless they have first been registered under the Act or, unless, in the opinion of counsel satisfactory to the Company's counsel, such registration is not required."

(b) If deemed necessary by the Company, it shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

7.   Capital Adjustments. The number of Shares as to which the Option has not been exercised, the Purchase Price, and the type of consideration to be received on exercise of the Option shall be equitably adjusted or changed by the Company to reflect such events as stock dividends, split-ups, spin-offs, recapitalizations, reclassifications, combinations or exchanges of shares, mergers, consolidations, liquidations, or the like, of or by the Company. Any adjustment determined to be appropriate by the Company shall be conclusive and shall be binding on the Holder.

8. Notices. Any notices required or permitted by the terms of this Grant shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:

Applied Energetics, Inc.
2480 W Ruthrauff Road
Tucson, AZ 85705

E-mail: Smccommon@appliedenergetics.net

To the Holder:

As listed for the Purchaser
below the Purchaser's
signature block on the
signature page hereto.

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions. The Company and the Holder may each change the addresses to which notices hereunder may be given by providing the other with written notice of such change.

6. Arbitration of Certain Claims. Any dispute or controversy between the Holder and the Company or Borislow or among such persons arising in connection with any assignment restrictions imposed hereunder or the valuation required under Section 5(b)(Z) above shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Such arbitration shall be limited to the determination of reasonableness with respect to Section 5 and the determination of fair market value with respect to Section 5(b)(Z). Damages shall not be considered or awarded in the arbitration. Such arbitration must commence on a mutually agreeable date within 180 days of a notice of dispute given by the Holder. The decision of the arbitrator shall be final, conclusive, non-appealable and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The Company and the Holder shall each pay one-half of the costs and expenses of such arbitration, and shall separately pay their O\\·n respective counsel fees and expenses.

7. Law. This Grant shall be constrned and enforced in accordance with the laws of the State of Delaware.

8. Successors. The terms and conditions of this Grant shall apply to the heirs, executors, administrators and successors and assigns of the Holder and the Company.

[signatures follow]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the day and year first written above.

Applied Energetics, Inc.

By:
Name:
Title:

Holder

Name: